Exhibit 99.1

BioDelivery Sciences Announces New Drug Submission in Canada for BEMA Fentanyl

Presents opportunity to be the first oral transmucosal fentanyl product approved in Canada

RALEIGH, N.C., October 2, 2009 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) today announced the filing of a New Drug Submission (NDS) to Health Canada, the regulatory authority in Canada, for BEMA Fentanyl, also known as fentanyl buccal soluble film. BEMA Fentanyl is marketed in the U.S. as ONSOLIS, and the Canadian tradename is to be determined.

BEMA Fentanyl was submitted to Health Canada by Meda Valeant Pharma Canada Inc. BDSI’s global commercial partner for BEMA Fentanyl, Meda AB, is engaged in a joint venture with Valeant Canada Limited to commercialize BEMA Fentanyl for the management of breakthrough cancer pain in opioid-tolerant patients.

“We are very pleased with the progress that Meda is making in expanding the availability of BEMA Fentanyl,” said Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI. “We believe Meda’s global presence and commitment to the product are playing an important role in growing the opportunity for BEMA Fentanyl.”

In addition to approval from the U.S. FDA on July 16, 2009, BEMA Fentanyl is currently under regulatory review in the European Union with approval expected in 2010.

Under agreements with BDSI, Meda AB has the worldwide rights to commercialize and market BEMA Fentanyl, except in South Korea and Taiwan, the rights to which remain with BDSI.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ:BDSI) is a specialty pharmaceutical company that is focused on developing innovative products to address growing market opportunities, including conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner, and commercialize new products using proven therapeutics. BDSI’s pain franchise currently consists of two products utilizing the Company’s patented BEMA buccal soluble film technology: ONSOLIS (fentanyl buccal soluble film) which was approved by FDA on July 16, 2009, for the management of breakthrough pain in patients with cancer, eighteen years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain, and BEMA Buprenorphine, an analgesic in Phase 2 clinical development with at least one potential target indication for the treatment of moderate to severe pain. The company is working with its BEMA technology and its patented Bioral cochleate technology on products targeted at conditions common to oncology and surgical patients such as pain and infections. The company’s headquarters is located in Raleigh, North Carolina. For more information please visit www.biodeliverysciences.com.

BDSI® , BEMA® and Bioral® are registered trademarks, and ONSOLISTM is a trademark of BioDelivery Sciences International, Inc.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Contact

Donald Ellis

ICR

925-253-1240

donald.ellis@icrinc.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsinternational.com